UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2010

OPTELECOM-NKF, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8828	52-1010850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 Cloverleaf Center Drive, Germantown, Maryland 20874
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (301) 444-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02  Results of Operations and Financial Condition.

The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

On August 4, 2010, Optelecom-NKF, Inc. (the “Company”) issued a press release announcing financial results for the quarter ended June 30, 2010.  The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Section 5 –  Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 2, 2010, the Board of Directors of the Company approved an increase in the annual base salary of Steven Tamburo, the Company's Executive Vice President and Chief Financial Officer, from $188,361 to $225,000.  In connection with several major restructuring initiatives undertaken by the Company during the second quarter of 2010, Mr. Tamburo has assumed significant additional responsibilities, including responsibility over marketing and customer service for the Company's U.S. operations, and the increase in Mr. Tamburo's base salary is intended to reflect these increased responsibilities.  Additionally, the Board considered Mr. Tamburo's significant contributions to the implementation of the Company's restructuring initiatives in approving the increase in salary.  The increase in salary is effective immediately.  There were no other changes in Mr. Tamburo's compensation.

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1     Press Release of Optelecom-NKF, Inc., dated August 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTELECOM-NKF, INC.

By:	/s/ David Patterson
David Patterson
Chief Executive Officer

Date:       August 4, 2010

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

OPTELECOM-NKF, INC.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

99.1	Press Release of Optelecom-NKF, Inc., dated August 4, 2010.